SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2001

BOGEN COMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22046	38-3114641

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Spring Street, Ramsey, New Jersey 07446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 934-8500

N/A

(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 1, 2001, the Company announced that it had completed the sale of a minority interest of the Company’s European business to 2.T-Telematik Venture Beteiligungsgesellschaft mbh (“T-Venture”), a venture capital arm of Deutsche Telekom. The business, based in Germany, develops, produces, and markets voicemail systems and Unified Messaging products and services and is conducted through Speech Design GmbH, previously a direct, wholly-owned subsidiary of the Company. Immediately prior to the transaction, ownership of Speech Design GmbH was transferred by the Company to a newly formed subsidiary, Speech Design International Inc., a Delaware corporation (“SDI”). Under the terms of the agreement, Speech Design International Inc. sold 2% of their outstanding Common Stock to T-Venture for 841,837 euros (approximately $765,000 U.S.) (the “Purchase Price”).  As part of the transaction, T-Venture also received a warrant, exercisable until October 30, 2002, to purchase an additional approximately 2% of SDI Common Stock at an initial price established above the Purchase Price, but which price would be adjusted to equal a fifty percent discount to SDI market value if SDI were to become a separately traded issuer during the term of the Warrant.  SDI and T-Venture also signed a marketing agreement that provides for T-Venture to receive an additional approximately 1% of SDI common stock if T-Venture assists Speech Design in attaining certain Unified Messaging sales objectives by December 31, 2001. Such agreements are filed herewith.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS.

The following exhibits are filed herewith:

Exhibit 10.37—Common Stock and Warrant Purchase Agreement

Exhibit 10.38 – Marketing Agreement

Exhibit 99.1 ---Press Release dated October 1, 2001

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BOGEN COMMUNICATIONS INTERNATIONAL, INC.

                                      By: /s/ Jonathan Guss
                                          ------------------------------

                                          Jonathan Guss, Chief Executive Officer

Date: October 5, 2001